Exhibit 10(k)

Agreement

This Agreement is entered into as of the 10th day of March, 2005, by and between TXU Electric Delivery Company, a Texas corporation (“Electric Delivery”), and TXU Energy Company LLC, a Delaware limited liability company (“Energy”).

WHEREAS the parties hereto were, or are successors to, parties to that certain Master Separation Agreement, dated as of December 14, 2001, by and among TXU Electric Delivery Company, TXU Generation Holdings Company LLC, TXU Merger Energy Trading Company LP, TXU SESCO Company, TXU SESCO Energy Services Company, TXU Energy Retail Company LP, and TXU Electric Delivery Company (“Master Separation Agreement”).

WHEREAS the Master Separation Agreement provides for the assumption by subsidiaries of Energy of all employee costs relating to employees of TXU Electric Company who became employees of such subsidiaries as of January 1, 2002;

WHEREAS the parties now desire, as of the Effective Date, to provide for the allocation to Electric Delivery of the pension and post-retirement benefit costs for all TXU Electric Company employees who had retired or had terminated employment as vested employees prior to January 1, 2002; and

WHEREAS the parties also desire, as of the Effective Date, to provide for the allocation to Electric Delivery of that portion of the pension and post-retirement benefits for active employees on January 1, 2002, arising from such employees service to TXU Electric Company prior to January 1, 2002, and such employees’ service, if any, to Electric Delivery after January 1, 2002;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereafter set forth, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.1  “Covered Energy Employees” shall mean all employees of Energy or any of its subsidiaries on or after January 1, 2002, who were employees of TXU Electric prior to January 1, 2002.

1.2  “Covered Retirees” shall mean all former employees of TXU Electric who had retired on or before January 1, 2002.

1.3  “Effective Date” shall mean January 1, 2005.

1.4  “Pension Costs” shall mean all pension and post-retirement benefit costs, including retiree medical insurance.

1.5  “TXU Electric” shall mean TXU Electric Company, a Texas corporation, formerly known as Texas Utilities Electric Company and now known as TXU US Holdings Company, and its predecessors (including Dallas Power & Light Company, Texas Electric Service Company and Texas Power & Light Company).

ARTICLE II
COST ALLOCATIONS

2.1  Covered Retirees. Effective as of the Effective Date, Electric Delivery shall assume and be responsible for and shall indemnify and hold Energy and its subsidiaries harmless from and against all Pension Costs for all Covered Retirees.

2.2  Covered Energy Employees. Effective as of the Effective Date, Electric Delivery shall assume and be responsible for and shall indemnify and hold Energy and its subsidiaries harmless from and against that portion of the Pension Costs of Covered Energy Employees who retired after January 1, 2002, or hereafter retire, resulting from the Covered Energy Employee’s years of qualifying service with TXU Electric and/or Electric Delivery by the Covered Energy Employee as determined according to sound actuarial principles.

ARTICLE III
MISCELLANEOUS

3.1  Other Agreements. The parties agree to execute and deliver or cause to be executed and delivered, such other agreements, instruments, and other documents and do and perform such other acts and things as may be necessary or desirable for effecting the transactions contemplated in this Agreement.

3.2  Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede the Master Separation Agreement and all other prior written or oral agreements and understandings with respect to the subject matter hereof. The Master Separation Agreement shall remain in full force and effect except as superseded by this Agreement.

3.3  Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas.

3.4  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

3.5  Binding Effect; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and assigns, and in the case of Energy, its subsidiaries. Nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the foregoing any rights or remedies of any nature whatsoever under or by reason of this Agreement.

3.6  Amendment. No change or amendment to this Agreement shall be effective unless in writing and signed on behalf of each of the parties to this Agreement.

3.7  Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

TXU ELECTRIC DELIVERY COMPANY

By: ________________________________________

TXU ENERGY RETAIL COMPANY LP
BY: TXU ENERGY RETAIL MANAGEMENT COMPANY, LLC, its general partner

By: _________________________________________

TXU PORTFOLIO MANAGEMENT COMPANY LP
BY: TXU PORTFOLIO OPTIMIZATION COMPANY, LLC, its general partner

By: __________________________________________

TXU GENERATION COMPANY LP
BY: TXU GENERATION MANAGEMENT COMPANY, LLC, its general partner

By: ___________________________________________